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Exhibit 10.15

INDEPENDENT DIRECTOR COMPENSATION PROGRAM
As of July 14, 2010

1.
Annual Retainer:    $75,000.

2.
Committee Fees:    audit committee member—$25,000, audit committee chair—additional $15,000, nominating and corporate governance committee member—$15,000.

3.
Equity Awards.    To be determined from time to time by the board of directors.

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  Exhibit 10.15
INDEPENDENT DIRECTOR COMPENSATION PROGRAM As of July 14, 2010